         NEWS RELEASE

CONTACT:
CONMED Corporation
Dalton Henry
Investor Relations Analyst
IR@conmed.com

CONMED Corporation Appoints Celine Martin and Jeff Mirviss to its Board of Directors

Largo, Fla. – May 20, 2026 – CONMED Corporation (NYSE: CNMD) today announced the appointment of Celine Martin and Jeff Mirviss to its Board of Directors (“Board”), effective July 1, 2026. Ms. Martin will serve as a member of the Audit Committee and the Strategy Committee, and Mr. Mirviss will serve as a member of the Compensation Committee and the Corporate Governance and Nominating Committee. In connection with these appointments, CONMED is increasing the size of its Board to include a total of nine directors.

“My fellow directors and I are delighted to welcome Celine Martin and Jeff Mirviss to the Board, both highly accomplished leaders with extensive experience developed at two of the largest companies in the healthcare industry,” said LaVerne Council, Chair of CONMED’s Board of Directors. “Celine joins our Board following a 30-year career at Johnson & Johnson, with deep global leadership experience in MedTech and a track record of driving innovation and growth. Likewise, Jeff possesses nearly 30 years of experience at Boston Scientific, where he led complex, global medical device businesses with operational and commercial excellence. Their insight and expertise will be invaluable to the Board as we advance CONMED’s long‑term strategy.”

“Celine and Jeff are outstanding additions to the Board,” said Patrick Beyer, President and Chief Executive Officer of CONMED. “Celine’s global strategic leadership and experience scaling high growth medical technology businesses, combined with Jeff’s expertise in portfolio leadership and execution across large, global organizations, will strengthen our governance and support our continued focus on delivering long‑term value for patients, customers, and shareholders.”

Over three decades at Johnson & Johnson, both in the U.S. and internationally, Ms. Martin played a vital role in advancing the ambition of J&J MedTech, developing new categories and advancing standard of care for atrial fibrillation, stroke, and minimally invasive surgery. Most recently, she served as Company Group Chairman leading the Cardiovascular & Specialty Solutions (“CSS”) Group from 2022 to 2025. As a member of the J&J MedTech leadership team, she ran a diverse portfolio of high growth businesses including Electrophysiology,

Neurovascular Intervention, Ear Nose and Throat, and Breast Aesthetics. Before that, Ms. Martin led the Ethicon Endo Surgery business where she was instrumental in establishing the Robotic and Digital Surgery portfolio foundations. Ms. Martin holds an MBA from Wake Forest University and a graduate degree in marketing from Normandy Business School. Ms. Martin also serves on the Board of Directors at H.B. Fuller.

Mr. Mirviss brings more than 35 years of healthcare industry leadership experience. Most recently, he served as Executive Vice President and Global President of Peripheral Interventions at Boston Scientific from 2020 to 2025, where he led a multi-billion dollar global business focused on therapies for vascular disease and cancer. In this role, he also had leadership responsibility for the Company’s Latin America and Canada regions, as well as its Government Affairs function. Previously, Mr. Mirviss served as Senior Vice President and Global President of Peripheral Interventions from 2013 to 2020, and as Global President of Peripheral Interventions from 2011 to 2013. Prior to these roles, Mr. Mirviss held positions of increasing responsibility at Boston Scientific, including Group Vice President of Global Marketing for the Company’s Cardiology, Rhythm and Vascular businesses. Mr. Mirviss holds a B.I.S. in Marketing from the University of Minnesota and an MBA from the University of St. Thomas.

About CONMED Corporation

CONMED is a medical technology company that provides devices and equipment for surgical procedures. The Company’s products are used by surgeons and other healthcare professionals in a variety of specialties including orthopedics, general surgery, gynecology, and thoracic surgery. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to the risk factors discussed in the Company's Annual Report on Form 10-K for the full year ended December 31, 2025, listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q and other risks and uncertainties, which may be detailed from time to time in reports filed by CONMED with the SEC. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.